Shareholder Letter Q2 2022

Second Quarter 2022 Highlights Certification Progress We maintained our momentum on type certification, signing a revised G1 Stage 4 with the Federal Aviation Administration ("FAA"). Under the revised "powered lift" framework, we now have nearly three-quarters of our Means of Compliance accepted plus three Area-Specific Certification Plans. We formally applied for concurrent validation of our FAA type certification in the U.K. Manufacturing Progress We completed the tail section of our first production-intent aircraft, and assembly of the wing and fuselage are well underway. Operational Readiness We received our Part 135 Air Carrier Certificate from the FAA, ahead of schedule.  Strong Financial Foundation At the end of the second quarter of 2022, we had $1.2 billion in cash and short-term investments to support operations.  Net cash used in operating activities and purchases of property and equipment totaled $134 million in the first half of 2022, with $61 million spent in the second quarter. Net Loss Our net loss of $49.6 million included total operating expenses of $99.4 million, reflecting continued progress in certifying the aircraft and early manufacturing operations.  Operating expenses also included stock-based compensation expenses of $19.4 million.  Other expenses included a favorable revaluation of derivative liabilities worth $42.7 million. Adjusted EBITDA Adjusted EBITDA loss of $74.1 million largely reflected operating expenses excluding depreciation, amortization and stock-based compensation. 2 Avionyx Acquisition The Costa Rica-based aerospace software engineering firm has a 30-year track record supporting type certification programs and supports the scaling of our software certification efforts.

Progress On Our Long-Term Plan Certifying our Aircraft Following the FAA’s decision to amend our type certification path from the Part 23 “small aircraft” category to the part 21.17b “powered lift” category, we have been working closely with the agency to identify any required changes to our certification basis. With the vast majority of the work previously completed remaining relevant to the revised approach, we were able to make necessary revisions and successfully re-sign our G1 Stage 4 certification basis in July. This enabled us to maintain our momentum on type certification during the quarter and we now have close to 75% of our means of compliance accepted by the FAA under the new framework. A further two Area Specific Certification Plans (“ASCPs”) were accepted during the quarter, bringing the total to three.  We also continued to prepare for the testing stage of certification, installing test stands for our propeller blades, tilt actuators, and processor modules this quarter, many of which were designed and manufactured in-house. We use this test equipment in advance of certification testing in order to evaluate parts and systems ahead of providing certification plans to the FAA, ensuring our plans are robust. In July, we became the first eVTOL company to apply for foreign validation of an FAA type certificate, having formally requested that our U.S.-based type certification be concurrently validated by the United Kingdom’s Civil Aviation Authority (“CAA”). We acquired Avionyx, a Costa Rica-based aerospace software engineering firm with a 30-year track record to support our type certification program. The company has extensive experience performing software development and verification services to both FAA and European Union Aviation Safety Agency (EASA standards, and the acquisition enables us to rapidly scale our certification activities through the integration of an experienced team. 3

Scaling our Manufacturing We continued to progress with the manufacture of our first production-intent aircraft at our pilot production facility in Marina, CA, with the tail section now complete and assembly of the wing and fuselage well under way. We have also built and begun internal acceptance testing on the majority of the powertrain and electronics assembly unit types for our first production aircraft. These assemblies – including design- intent electric propulsion units, battery modules, and mission display computers – were built on our production lines in our San Carlos, CA, facility using scalable processes capable of supporting hundreds of aircraft per year. With the sustainability of our manufacturing playing an important role in the overall sustainability of our business, we collaborated with the U.S. Department of Energy’s National Renewable Energy Laboratory (“NREL”) to conduct a full life cycle assessment (“LCA”) of our aircraft. The results of the report were favorable, concluding that our anticipated at-scale environmental footprint will be smaller than that of ground-based EVs on a per passenger-kilometer basis, assuming both vehicles are charged with 100% renewable energy. We have also established partnerships with Redwood Materials and Carbon Conversions to recycle and extend the material life of our battery cells and scrap carbon fiber, respectively. Preparing for Commercial Operations We received our Part 135 Air Carrier Certificate in May, several months ahead of schedule. This certification is required to begin on-demand commercial air taxi operations and is one of three key certifications we require, alongside a type certification and production certification. Over the coming months we will use this certificate to exercise the operations and customer technology platforms that will underpin our multi-modal ridesharing service. As part of our preparations for operations, we have completed an airspace study and corresponding white paper in partnership with NASA demonstrating that Joby service can safely operate in complex urban airspace without disrupting current traffic or creating undue burden for air traffic controllers. Analyzing five use cases in Dallas-Fort Worth airspace, the study identified tools that can be utilized to introduce and scale Joby flights, including the use of defined procedures that simplify communication and the addition of dedicated controller positions.  We entered into an amended contract with the Department of Defense’s Agility Prime program that supports Joby’s work on technological enhancements that extend the capabilities of our aircraft. The contract has a total potential value of more than $75 million, an increase of more than $45 million, reflecting the additional projects. 4

Second Quarter 2022 Financial Summary In the second quarter of 2022, our net loss of $49.6 million reflected operating expenses to support continued growth, totaling $99.4 million, partly offset by other income of $49.8 million. The net loss in the second quarter of 2022 was $15.4 million lower than in the second quarter of 2021. Operating expenses in the second quarter of 2022 were higher than the same period of 2021 and the prior quarter, primarily reflecting higher personnel and material spending to support our development and certification activities, early manufacturing operations, initial investments in commercialization, and administrative costs to support scaling as a public company. Higher operating expenses also reflect stock-based compensation, including performance-based incentives introduced in 2022, and depreciation and amortization.  Other income of $49.8 million was higher than the prior quarter and same period of 2021, reflecting the favorable revaluation of derivative liabilities and higher interest income on our short-term investments. Research and development costs of $74.2 million reflected continued certification activities and early manufacturing operations. Selling, general & administrative expenses were $25.2 million for the quarter. Other income of $49.8 million reflected primarily a gain from the change in the fair market valuation of derivative liabilities of $42.7 million, income from equity-method investments of $4.6 million and net interest and other income of $2.6 million.  Adjusted EBITDA in the second quarter of 2022 was a loss of $74.1 million, primarily reflecting employee costs associated with the development, certification and manufacturing of the aircraft. Adjusted EBITDA loss was $16.7 million higher than in the second quarter of 2021.  Adjusted EBITDA is a non-GAAP metric that excludes the gain from the revaluation of our derivative liabilities, stock-based compensation expense and income from equity-method investments. Please see the section titled “Non-GAAP Financial Measures” for a reconciliation of Net Income to Adjusted EBITDA. Our balance sheet provides a strong financial foundation to support our long-term goals. We ended the second quarter 2022 with $1.2 billion in cash, cash equivalents, restricted cash, and investments in marketable securities.  Net cash used in operating activities and purchases of property and equipment totaled $134 million in the first half of 2022, with $61 million spent in the second quarter. We continue to prioritize our spending in the key areas of certification, early manufacturing operations and in support of our Agility Prime contracts, and we have moderated our spending in other parts of the business to reflect the more uncertain external environment.  For the full year 2022, we expect our net cash spending on operating activities and purchases of property and equipment to be between $320 million and $340 million.  The reduced spending compared with our previous guidance of between $340 million and $360 million reflects our efforts to moderate spending as described above, including operational efficiencies identified through close coordination across teams. 5

Three months ended June 30 Six months ended June 30 2022 2021 2022 2021 Operating expenses: Research and development $ 74,205 $ 54,034 $ 146,276 $ 88,218 Selling, general and administrative 25,177 14,336 47,449 25,980 Total operating expenses 99,382 68,370 193,725 114,198 Loss from operations 99,382 68,370 193,725 114,198 Interest and other income, net 2,583 229 3,371 709 Interest expense 29 1,041 60 1,904 Income from equity method investment 4,581 4,181 19,039 8,891 Gain from change in fair value of warrants and earnout shares 42,698 — 59,512 — Total other income, net 49,833 3,369 81,862 7,696 Loss before income taxes 49,549 65,001 111,863 106,502 Income tax expense 25 5 30 9 Net loss $ 49,574 $ 65,006 $ 111,893 $ 106,511 Net loss per share, basic and diluted $ 0.09 $ 0.58 $ 0.19 $ 0.96 Weighted-average common shares outstanding, basic and diluted 581,265,924 111,898,795 580,184,274 111,458,101 JOBY AVIATION, INC. AND SUBSIDIARIES Condensed Statements of Operations Unaudited (in thousands, except share and per share data) 6

June 30, 2022 December 31, 2021 Assets Current assets: Cash and cash equivalents $ 311,089 $ 955,563 Short-term investments 840,378 343,248 Total cash, cash equivalents and short-term investments 1,151,467 1,298,811 Other receivables 4,240 2,315 Short-term restricted cash 3,204 — Prepaid expenses and other current assets 18,653 17,416 Total current assets 1,177,564 1,318,542 Property and equipment, net 61,042 53,155 Restricted cash 762 762 Equity method investment 20,144 20,306 Intangible assets 15,896 14,512 Goodwill 13,717 10,757 Other non-current assets 67,220 70,321 Total assets $ 1,356,345 $ 1,488,355 Liabilities and stockholders’ equity Current liabilities Accounts payable $ 1,908 $ 3,637 Accrued and other current liabilities 28,102 10,211 Total current liabilities 30,010 13,848 Stock repurchase liability 524 711 Warrant liability 31,230 44,902 Earnout shares liability 64,005 109,844 Other non-current liabilities 1,914 2,291 Total liabilities 127,683 171,596 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 60 60 Additional paid-in capital 1,822,235 1,793,431 Accumulated deficit 588,503 476,610 Accumulated other comprehensive loss 5,130 122 Total stockholders’ equity 1,228,662 1,316,759 Total liabilities and stockholders’ equity $ 1,356,345 $ 1,488,355 JOBY AVIATION, INC. AND SUBSIDIARIES Condensed Balance Sheets Unaudited (in thousands) 7

JOBY AVIATION, INC. AND SUBSIDIARIES

Condensed Statements of Cash Flows

Unaudited (in thousands)

	Six months ended June 30	
	2022	2021
Cash flows from operating activities		
Net loss	$ (111,893)	$ (106,511)
Reconciliation of net loss to net cash used in operating activities:		
Depreciation and amortization expense	11,073	7,295
Non-cash interest expense and amortization of debt costs	—	1,789
Stock-based compensation expense	38,862	11,800
Other non-cash compensation expense	—	3,747
Write-off of in-process research and development project	—	5,030
Gain from change in the fair value of warrants and earnout shares	(59,512)	—
Income from equity method investment	(19,039)	(2,107)
Net accretion and amortization of investments in marketable debt securities	86	2,530
Changes in operating assets and liabilities		
Other receivables and prepaid expenses and other current assets	512	(2,734)
Other non-current assets	22,336	(124)
Accounts payable and accrued and other liabilities	3,064	1,752
Net cash used in operating activities	(114,511)	(77,533)
Cash flows from investing activities		
Purchase of marketable securities	(867,257)	(289,092)
Proceeds from sales of marketable securities	45,227	40,227
Proceeds from maturities of marketable securities	319,928	239,415
Purchases of property and equipment	(19,032)	(14,509)
Acquisition, net of cash	(5,707)	(4,981)
Net cash used in investing activities	(526,841)	(28,940)
Cash flows from financing activities		
Taxes paid related to net share settlement of equity awards	(85)	—
Proceeds from issuance of convertible notes	—	74,972
Proceeds from the exercise of stock options and warrants issuance	744	672
Repayments of tenant improvement loan and capital lease obligation	(577)	(554)
Payments for deferred offering costs	—	(1,621)
Net cash provided by financing activities	82	73,469
Net change in cash, cash equivalents and restricted cash	(641,270)	(33,004)
Cash, cash equivalents and restricted cash, at the beginning of the year	956,325	78,030
Cash, cash equivalents and restricted cash, at the end of the year	$ 315,055	$ 45,026
Reconciliation of cash, cash equivalents and restricted cash to consolidated balance sheets		
Cash and cash equivalents	$ 311,089	$ 44,264
Restricted cash	3,966	762
Cash, cash equivalents and restricted cash in consolidated balance sheets	$ 315,055	$ 45,026
Non-cash investing and financing activities		
Unpaid property and equipment purchases	$ 236	$ 1,011
Uber acquisition in exchange for Series C redeemable convertible preferred stock	-	$ 77,619
Property and equipment purchased through capital leases	$ 252	$ 926

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JOBY AVIATION, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Unaudited (in thousands)

Adjusted EBITDA is a non-GAAP measure of operating performance that is included to communicate the financial performance of activities associated with core operations that support the development, manufacturing and commercialization of the Joby aircraft.

Adjusted EBITDA is defined as net income (loss) before interest income (expense), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, income from equity-method investments unrelated to core operations, impact from revaluation of non-operating derivative liabilities, and other income or costs which are not directly related to ongoing core operations. We believe Adjusted EBITDA, when read in conjunction with our GAAP financials, provides investors and management with a useful measure for the evaluation of our operating results and a basis for comparing our core, ongoing operations from period to period.

Because Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, it should not be considered more meaningful than or as a substitute for net income (loss) as an indicator of our operating performance. Adjusted EBITDA may not be directly comparable to similarly titled measures provided by other companies due to potential differences in methods of calculation. From time to time, we may modify the nature of the adjustments we make to arrive at Adjusted EBITDA.

A reconciliation of Adjusted EBITDA to net income is as follows:

	Three months ended June 30		Six months ended June 30	
	2022	2021	2022	2021
Net loss	$ (49,574)	$ (65,006)	$ (111,893)	$ (106,511)
Income tax expense	25	5	30	9
Loss before income taxes	(49,549)	(65,001)	(111,863)	(106,502)
Interest and other income, net	(2,583)	(229)	(3,371)	(709)
Interest expense	29	1,041	60	1,904
Income from equity method investment	(4,581)	(4,181)	(19,039)	(8,891)
Gain from change in the fair value of warrants and earnout shares	(42,698)	—	(59,512)	—
Loss from operations	(99,382)	(68,370)	(193,725)	(114,198)
Stock-based compensation expense	19,433	6,992	38,862	11,800
Depreciation and amortization expense	5,861	3,962	11,073	7,295
Adjusted EBITDA	$ (74,088)	$ (57,416)	$ (143,790)	$ (95,103)

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J O B Y I N F O C U S  T Y P E C E R T I F I C AT I O N A Primer A “type certificate” is a document granted by the National Aviation Authority of the country in which an aircraft is intended to operate. It confirms the airworthiness of the aircraft according to its manufacturing design, and is required in order to fly commercial operations. It is separate from the “production certificate” which is focused on the manufacturing process itself. We continue to pursue our type certificate with the FAA under a set of standards known as “Part 21.17 (b),” which the agency has deemed appropriate for powered-lift aircraft like ours. Although this certification path marks a change from our anticipated course, the vast majority of the rules comprising our certification basis remain the same as before, and the FAA has confirmed that the work we have completed to date will support this new path. The Five Stages Given the significance of the type certification process to the overall success of our company, we want to provide a clear methodology to understand and track our progress on a more granular level, as well as contextualize the various announcements we make on this topic. We also hope doing so will provide a useful – and standardized – basis on which to evaluate Joby’s progress. At Joby, we consider the type certification process in five stages. Stages one to three can be considered the “definition” phase, while stages four and five are the “implementation” phase. Progress in type certification is not always linear, meaning it is possible to make simultaneous progress in different stages on different aircraft parts or systems, depending on their maturity. Stage 1  Certification Basis In this stage, the company works with the FAA to define the scope of the type certification project, reaching an agreement on what type of aircraft is being built and which set of rules and regulations will therefore apply. Joby first completed this stage in 2020, becoming the first eVTOL company to sign a G1 (stage 4 Certification Basis with the FAA. Following recent rule changes by the FAA, we subsequently signed a revised document document in July 2022 using the 21.17b framework. Stage 2  Means of Compliance Here, the company looks more closely at the safety rules and identifies the means of demonstrating compliance with them. Joby is progressing well through this phase, with more than 75% of our means of compliance already accepted by the FAA and almost all of them submitted for review and approval. The vast majority of the rules comprising our certification basis remain the same as before. Stage 3  Certification Plans In this stage, the company develops a wide range of detailed certification plans stipulating which tests need to be performed for each system area in order to satisfy the means of compliance. With three of our area-specific certification plans accepted and the majority of the remainder ready to be submitted as soon as the associated means of compliance are fully accepted, we’re making good progress in this area. Stage 4  Testing & Analysis In the fourth stage of the process, the company plans, documents and completes thousands of inspections, tests, and analyses in accordance with the certification plans previously drawn up in the third stage. Joby has made early progress in this area, completing our first “for credit” conformity testing on a carbon composite material sample early this year. Stage 5  Show & Verify in this stage, the results of the testing are verified by the FAA. Upon successful completion of this stage, a type certification is issued. 10 1 2 3 4 5 Certification Basis Means of Compliance Certification Plans Testing & Analysis Show & Verify

Looking Ahead

With three of our area-specific certification plans accepted by the FAA – and the majority of the remainder ready for submission – our focus is gradually shifting towards the fourth stage of the type certification process: testing and analysis.

In due course, every structure and system of the Joby aircraft will enter the implementation phase as the company completes thousands of inspections and tests to demonstrate the airworthiness and safety of our aircraft.

At Joby, we're constantly thinking and working ahead. Long before our certification plans are accepted, we build up the test capabilities needed to carry them out – and make sure we're prepared to move full speed ahead with for-credit testing the day we receive the approval to do so.

Measuring Our Progress

We intend to use the following chart to illustrate our progress towards achieving type certification on a quarterly basis. Data presented in this chart is drawn from what we believe to be the clearest way to measure the progress of any aircraft type certification program: submission and acceptance of documents relevant to each stage of the process.

It demonstrates our progress across each of the five stages and we provide two measurement criteria for each stage. The first indicates what percentage of the work has been completed or submitted by Joby and the second indicates what percentage has been subsequently accepted or approved by the FAA, in line with our revised certification path.

Joby's Progress to Type Certification


Stage 1
Certification Basis
JOBY 100%
FAA 100%
Stage 2
Means of Compliance
99%
74%
Stage 3
Certification Plans
94%
37%
Stage 4
Testing & Analysis
7%
3%
Stage 5
Show & Verify
0%
0%

Meet Carolyn Jane Ghassemi-Jones
Product Manager, Integrated Aircraft Team

Carolyn Jane plays a key role in aligning the development of our production aircraft with company requirements, ensuring the design work completed by each system-level team results in a certified final product that meets performance and schedule expectations. Before joining Joby in 2019, Carolyn Jane applied her mechanical engineering expertise to improve automotive manufacturing techniques and worked on electric motorcycles.



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Webcast Details The Company will host a webcast and conference call at 530pm ET 230pm PT on Thursday, August 11, 2022. The webcast will be publicly available in the Upcoming Events section of the company website www.jobyaviation.com.   Upcoming Events Executives from the Company will also be participating in the following upcoming events: • Piper Sandler - Energy Leaders Transition Summit - August 1618, 2022 • Deutsche Bank - Technology Conference - August 31, 2022 • Morgan Stanley - 10th Annual Laguna Conference - September 1415, 2022 • UBS  Future of Electric Mobility - October 3, 2022 • Joby “Field Trip”  October 13, 2022   About Joby Joby Aviation, Inc. NYSEJOBY is a California- based transportation company developing an all- electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.   12

Forward Looking Statements This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service beginning in 2024; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10K, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2022, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. Contacts Investors investors@jobyaviation.com 18312016006 Media press@jobyaviation.com 13